CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in the Annual Report on Form 10-KSB of CSB Financial Group, Inc. for the fiscal year ended September 30, 1996 of our report dated October 20, 1995, on Centralia Savings Bank's 1995 consolidated financial statements.



                                   /s/ Larsson, Woodyard & Henson, LLP



Paris, Illinois
December 10, 1996